SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 23, 2009
GRUBB & ELLIS COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-8122	94-1424307

(State or other jurisdiction of formation)	(Commission File Number)	(IRS Employer Identification No.)
1551 North Tustin Avenue, Suite 300, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (714) 667-8252
Not Applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-2.1
EX-2.2
EX-99.1

Item 1.01 Entry into a Material Definitive Agreement.
     On January 27, 2009, Grubb & Ellis Company (the “Company”) filed a Current Report on Form 8-K with the Securities and Exchange Commission that it had issued a press release announcing the receipt of deposits from an undisclosed buyer for the sale of the property located at 39 Old Ridgebury Road, Danbury, Connecticut (the “Property”).
     The Company is filing this Amendment No. 1 to its Current Report on Form 8-K to include a description of the definitive agreements entered into by the Company in connection with the sale of the Property and to file such agreements as Exhibits to this Current Report on Form 8-K.
     On January 23, 2009, the Company, GERA Danbury LLC (“Seller”), a subsidiary of the Company’s wholly owned subsidiary GERA Property Acquisition, LLC, Matrix Connecticut, LLC (“Buyer”) and Matrix Danbury, LLC entered into a Merger Agreement (the “Merger Agreement”) to effect the purchase by Buyer from the Company of the Property for the sum of $76,000,000 (the “Purchase Price”), subject to adjustments and prorations as set forth in the Merger Agreement.
     Concurrently with the execution of the Merger Agreement, the parties thereto entered into a first amendment (the “First Amendment”), amending, among other things, the Purchase Price by reducing it from $76,000,000 to $73,500,000.
     The Merger Agreement, as amended, constitutes an amendment and restatement of that certain agreement for the Purchase and Sale of Real Property and Instructions, dated October 31, 2008 (as amended, the “Purchase Agreement”), with respect to the Property, principally altering the mechanism of the transfer of the Property, but not, other than with respect to the amendment to the Purchase Price, the substantive terms and conditions of the Purchase Agreement.
     Pursuant to the Purchase Agreement Buyer had made an initial deposit of $1,250,000 (“Initial Deposit”). Concurrently with the execution of the Merger Agreement Buyer made an additional deposit of $5,000,000 (“Additional Deposit,” and collectively with the Initial Deposit, the “Deposit”). The balance of the Purchase Price shall be deposited in escrow on or before the closing of the Merger (the “Closing”).
     The Deposit is subject to release pursuant to the terms and conditions of an escrow agreement by and among the Company, Buyer and First American Title Insurance Company (the “Escrow Agreement”). Concurrently with the execution of the Merger Agreement, one-half of the Deposit ($3,125,000) was released from escrow to the Company, with the other half, plus any interest thereon less any applicable fees and costs, to be released to the Company upon the Closing.
     The Deposit is nonrefundable except in the event that the Company fails to satisfy certain conditions precedent to the Closing (principally, no material adverse change in the title report with respect to the Property, or no disapproval by Buyer of an estoppel certificate from a tenant on the Property because of a material adverse matter disclosed therein) in the event of a default by the Company after the applicable cure period has expired.

     The Closing shall occur on the 30th day after the expiration of the Comfort Period (as defined below), unless Buyer delivers to the Company a written notice (“Extension Notice”) on or before the last day of the thirty day period from the date of the Merger Agreement (the “Comfort Period”) to extend the date of the Closing for an additional 90 days after the expiration of the Comfort Period, unless otherwise mutually agreed by the parties.
     The foregoing is only intended to be a summary of the terms of the Merger Agreement, the First Amendment and the Escrow Agreement and is not intended to be a complete discussion of such documents. Accordingly, it is qualified in its entirety by reference to the full text of the Merger Agreement, the First Amendment and the Escrow Agreement, which are attached as Exhibit 2.1, Exhibit 2.2 and Exhibit 99.1, respectively, to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.
(d)	The following are filed as Exhibits to this Current Report on Form 8-K:
2.1	Merger Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.

2.2	First Amendment to Merger Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.

99.1	Escrow Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, Matrix Connecticut, LLC and First American Title Insurance Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly authorized and caused the undersigned to sign this Report on the Registrant’s behalf.

GRUBB & ELLIS COMPANY
By:	/s/ Richard W. Pehlke
Richard W. Pehlke
Chief Financial Officer and Executive Vice President

Dated: January 29, 2009

EXHIBIT INDEX

2.1	Merger Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.

2.2	First Amendment to Merger Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, GERA Danbury LLC, GERA Property Acquisition, LLC, Matrix Connecticut, LLC and Matrix Danbury, LLC.

99.1	Escrow Agreement, dated as of January 22, 2009, by and among Grubb & Ellis Company, Matrix Connecticut, LLC and First American Title Insurance Company.